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                      SUPPLEMENTAL TERMS AND CONDITIONS TO
                THE ADMINISTRATIVE SERVICES AGREEMENT BETWEEN THE
                            AMERICAN AADVANTAGE FUNDS
                                       AND
                          AMR INVESTMENT SERVICES, INC.


         The following terms and conditions hereby are incorporated into the Administrative Services Agreement ("Agreement") dated November 1, 1995 as supplemented November 21, 1997, September 1, 1998, January 1, 1999, and March 1, 2000, between the American AAdvantage Funds ("Trust") and AMR Investment Services, Inc. ("Manager"). To the extent that there is any conflict between the terms and conditions of the Agreement and these Supplemental Terms and Conditions ("Supplement"), this Supplement shall govern.

         1. Paragraph 3 of the Agreement is hereby amended to read, in its entirety, as follows:

         3. Fees for Administrative Services. As compensation for its administrative services pursuant to Section 2 of this Agreement, the Trust shall pay AMR an annualized fee equal as follows:

         a. If a Fund manages its assets directly or invests all of its investable assets (i.e., securities and cash) in another registered investment company where AMR does not act as Manager and Administrator, the Trust shall pay AMR an annualized fee equal to: (1) 0.05% of the net assets of the AMR Class of the Balanced Fund, the Large Cap Value Fund, the International Equity Fund, the Intermediate Bond Fund, the Short-Term Bond Fund, the Small Cap Value Fund, the Large Cap Growth Fund and the Emerging Markets Fund, 0.05% of the net assets of the Institutional Class of the S&P 500 Index Fund, the Small Cap Index Fund and the International Equity Index Fund, and 0.30% of the net assets of all other classes of the Balanced Fund, the Large Cap Value Fund, the International Equity Fund, the Intermediate Bond Fund, the Short-Term Bond Fund, the Small Cap Value Fund, the S&P 500 Index Fund, the Large Cap Growth Fund, the Emerging Markets Fund, the Small Cap Index Fund and the International Equity Index Fund; (2) 0.10% of the net assets of the Money Market Fund, the Municipal Money Market Fund and the U.S. Government Money Market Fund; and (3) such percentage of any other class or Fund encompassed by this Agreement as specified by one or more schedules attached hereto.

         b. If a Fund invests all of its investable assets (i.e., securities and cash) in another registered investment company for which AMR acts as Manager and Administrator, the Trust shall pay AMR an annualized fee equal to: (1) 0.00% of the net assets of the AMR Class, 0.05% of the net assets of the Institutional Class of the S&P 500 Index Fund, the Small Cap Index Fund and the International Equity Index Fund, and 0.25% of the net assets of all other classes of the Balanced


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         Fund, the Large Cap Value Fund, the International Equity Fund, the
         Intermediate Bond Fund, the Short-Term Bond Fund, the Small Cap Value Fund, the S&P 500 Index Fund, the Large Cap Growth Fund, the Emerging Markets Fund, the Small Cap Index Fund and the International Equity Index Fund; (2) 0.10% of the net assets of the Money Market Fund, the Municipal Money Market Fund and the U.S. Government Money Market Fund; and (3) such percentage of any other class or Fund encompassed by this Agreement as specified by one or more schedules attached hereto.

         The above-described compensation shall be calculated and accrued daily and be payable quarterly. The Trust acknowledges that none of the compensation paid pursuant to this Agreement is compensation for portfolio allocation or investment advisory functions performed by AMR pursuant to its separate Management Agreement with the Trust; rather, AMR is compensated for those services pursuant to a separate Management Agreement between the Trust and AMR.

         2. Notice is hereby given that the Agreement and this Supplement are executed on behalf of the Trustees of the Trust and not individually and that the obligations of the Agreement and the Supplement are not binding upon any of the Trustees, officers, or shareholders of the Trust, but are binding only upon the assets and property of the Fund to which the Agreement and this Supplement relate.


Dated:   May 19, 2000


                                      AMERICAN AADVANTAGE FUNDS


                                      By:
                                         --------------------------------------
                                         Barry Y. Greenberg
                                         Vice President and Assistant Secretary


                                      AMR INVESTMENT SERVICES, INC.


                                      By:
                                         --------------------------------------
                                         William F. Quinn
                                         President